UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 16, 2003

CHICAGO PIZZA & BREWERY, INC.

(Exact name of registrant as specified in its chapter)

California (State or other jurisdiction of incorporation)0	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

16162 Beach Boulevard Suite 100 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

Item 7.	Exhibits

Exhibit No.	Description

99.1*	Press Release dated October16, 2003

* This exhibit 99.1 is being furnished pursuant to Item 12, and is not deemed filed pursuant to Item 7.

Item 12.	Results of Operations and Financial Condition

On October 16, 2003, Chicago Pizza & Brewery, Inc. issued a press release announcing third quarter 2003 revenues and comparable restaurant sales and the execution of a lease in San Bernardino, California. A copy of the press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 16, 2003

CHICAGO PIZZA & BREWERY, INC. (Registrant)

By:	/s/ PAUL A. MOTENKO
Paul A. Motenko Director, Co-Chief Executive Officer, Vice President and Secretary

By:	/s/ JEREMIAH J. HENNESSY

Jeremiah J. Hennessy Director, Co-Chief Executive Officer and President

By:	/s/ C. DOUGLAS MITCHELL

C. Douglas Mitchell Chief Financial Officer